UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2005

INFOTECH USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22693	11-2889809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Kingsbridge Road, Fairfield, New Jersey 07004
(Address of Principal Executive Office)

Registrant's telephone number, including area code:  (973) 227-8772

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

A.     Settlement Agreement

        On April 13, 2005, InfoTech USA, Inc. (“InfoTech”) entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with its former President, Chief Executive Officer and director, Anat Ebenstein. Ms. Ebenstein filed a complaint against InfoTech, Applied Digital Solutions, Inc., InfoTech’s majority stockholder (“Applied Digital”), and certain of Applied Digital’s officers and directors, on October 22, 2002 in the Superior Court of New Jersey, Mercer County. Ms. Ebenstein’s complaint sought compensatory and punitive damages of $1 million arising from an alleged improper termination of her employment.

        Under the terms of the Settlement Agreement, Ms. Ebenstein agreed to release InfoTech and the other defendants from any and all claims. Without admitting any wrongdoing, InfoTech agreed to forgive a $20,000 loan payable by Ms. Ebenstein to InfoTech and to pay Ms. Ebenstein $600,000, a portion of which will be in the form of an annuity. InfoTech’s employment practices liability insurance provider has agreed to cover 90% of the amount payable by InfoTech under the Settlement Agreement less any remaining deductible under the policy that has not been satisfied through the payment of defense costs.

        In addition, under the terms of the Settlement Agreement, Ms. Ebenstein agreed not to solicit, induce or encourage any employee of InfoTech or Applied Digital to terminate his or her employment or to interfere with or disrupt any relationship between InfoTech or Applied Digital and any of their respective customers or suppliers.

        The foregoing description of the Settlement Agreement is only a summary and is qualified in its entirety by the full text of the agreement, a copy of which is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

B.     Lease Agreement

         On April 14, 2005, InfoTech entered into an Office Lease (the “Lease Agreement”) with Faircorp Associates, LLC. The lease relates to approximately 10,143 square feet of office space located at 7 Kingsbridge Road, Fairfield, New Jersey. The term of the lease is five years, which is expected to commence on the earlier of January 1, 2006 or the termination date of InfoTech's existing sublease agreement relating to the same space. InfoTech has a renewal option for one additional five-year period. The monthly lease rate will be $12,678.75.

        The foregoing description of the Lease Agreement is only a summary and is qualified in its entirety by the full text of the agreement, a copy of which is attached as Exhibit 10.2 hereto and is hereby incorporated by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        InfoTech has incurred direct financial obligations in connection with the Settlement Agreement and the Lease Agreement described under Item 1.01 of this report.

Item 9.01.        Financial Statements and Exhibits.

        See exhibit index.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: April 19, 2005	By:	/s/ J. Robert Patterson
J. Robert Patterson Vice President, Chief Financial Officer, Treasurer and Director

Exhibit Index

Exhibit No.	Description

10.1

Settlement Agreement and General Release, effective as of April 13, 2005, by and among SysComm International Corp., Applied Digital Solutions, Inc., Jerome Artigliere, Richard Sullivan, Scott Silverman, Kevin McLaughlin and Anat Ebenstein

10.2	Office Lease Agreement, dated as of April 15, 2005, by and between Faircorp Associates, L.L.C. and InfoTech USA, Inc.